UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 16, 2014

KINGOLD JEWELRY, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-15819	13-3883101
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

15 Huangpu Science and Technology Park Jiang’an District Wuhan, Hubei Province, PRC		430023
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (011) 86 27 65660703

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.

At the Annual Meeting of Stockholders of Kingold Jewelry, Inc. (the “Company”) held on June 16, 2014, four proposals were submitted to and approved by the stockholders. The proposals are described in detail in the Company’s Definitive Proxy Statement on Schedule 14A filed with the U.S. Securities and Exchange Commission on April 30, 2014. The final results for the votes regarding each proposal are set forth below.

1. Stockholders elected five directors to the Company’s Board of Directors to hold office for a one-year term until the annual meeting of stockholders in 2015 and until their successors are re elected and qualified. The votes for each of the nominees were as follows:

	For	Withheld	Abstained	Broker Non-Votes
Zhihong Jia	22,290,815	12,228	207,885	28,341,785
Jun Wang	22,289,815	13,228	207,885	28,341,785
H. David Sherman	22,282,570	20,473	207,885	28,341,785
Guang Chen	22,293,815	9,228	207,885	28,341,785
Bin Nan Zhang	22,293,815	9,228	207,885	28,341,785

2. Stockholders ratified the selection of Friedman LLP as independent registered public accounting firm for the fiscal year ending December 31, 2014. The votes regarding this proposal were as follows:

For	Against	Abstained	Broker Non-Votes
50,080,835	631,019	140,859	0

3. Stockholders approved an advisory resolution regarding the compensation of the Company’s named executive officers. The votes regarding this proposal were as follows:

For	Against	Abstained	Broker Non-Votes
22,103,882	388,392	18,653	28,341,786

4. Stockholders took an advisory vote to set the frequency at which Kingold should include an advisory vote regarding the compensation of the Company’s named executive officers in its future proxy statements for stockholder consideration every calendar year. The votes regarding this proposal were as follows:

One Year	Two Years	Three Years	Abstained	Broker Non-Votes
21,881,092	36,085	447,089	146,560	28,341,887

Item 8.01   Other Events.

On June 17, 2014, Kingold issued a press release announcing that the Board of Directors of the Company approved a special cash dividend of US$0.08 per share. The total amount of cash distributed in the dividend is expected to be approximately US$5.3 million. The dividend will be payable on or about July 31, 2014 to stockholders of record as of June 30, 2014. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01   Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

99.1	Press release of Kingold Jewelry, Inc., dated June 17, 2014

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KINGOLD JEWELRY, INC.

By:	/s/ Bin Liu
Name: Title:	Bin Liu Chief Financial Officer

Date: June 20, 2014